Exhibit (j)(2): Consent of Deloitte & Touche LLP, Independent Public Accountants
--------------         with respect to the Investek Fixed Income Trust



                                                           Exhibit 23.0



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 33-37458 of Investek Fixed Income Trust (a series of Nottingham Investment Trust II) of our report dated April 20, 2000, incorporated by reference in the Annual Report for the year ended March 31, 2000, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Princeton, New Jersey
April 25, 2000